Exhibit 99.1

SurModics Announces Organizational Changes

Realignment expected to enhance focus on key growth initiatives

EDEN PRAIRIE, Minn.--(BUSINESS WIRE)--September 3, 2013--SurModics, Inc. (Nasdaq: SRDX), a leading provider of surface modification and in vitro diagnostic technologies to the healthcare industries, today announced executive leadership and other organizational changes intended to strengthen the Company and better position it for long-term growth.

Effective immediately, two areas will begin reporting directly to CEO Gary Maharaj: SurModics’ Quality, Regulatory and Clinical Affairs function; and its Medical Device Research and Development function. These moves are designed to give these areas the executive focus and alignment required to fulfill SurModics’ strategic goals. These functions had previously reported to business segment leaders. In addition, Vice President of Finance and Chief Financial Officer Andy LaFrence will now oversee the Company’s Operations and Information Systems functions, in addition to his current responsibilities. SurModics is also realigning its workforce.

“After completing our annual strategic planning process, we determined that changes to our organization were necessary to more closely align the Company with our business strategy to grow our core businesses and lay the foundation for core expansion,” said Maharaj. "The actions announced today will enhance our focus on key growth initiatives for our two segments. They also will allow us to increase the investments we are making in our business, such as building a more robust pipeline of technologies and products.”

In addition, SurModics announced a strategic realignment of its workforce affecting 7 employees, or approximately 6% percent of its staff. Maharaj commented, “The decision to eliminate positions is always a difficult one. We believe these changes are necessary to direct resources into those areas most likely to generate growth. We appreciate the efforts of our colleagues who are affected by today’s announcement, and we are grateful for their significant contributions to our company.” SurModics expects to redeploy the expected annualized savings of approximately $0.9 to $1.1 million toward its strategic growth initiatives.

As a result of the changes announced today, the Company expects to take a one-time pre-tax charge of approximately $0.5 million, or $0.02 per share, in the fourth quarter of fiscal 2013 ending September 30, 2013, primarily related to severance costs.

About SurModics, Inc.
SurModics’ mission is to exceed our customers’ expectations and enhance the well-being of patients by providing the world’s foremost, innovative surface modification technologies and in vitro diagnostic chemical components. The Company partners with the world’s leading and emerging medical device, diagnostic and life science companies to develop and commercialize innovative products designed to improve patient diagnosis and treatment. Core offerings include surface modification coating technologies that impart lubricity, prohealing, and biocompatibility capabilities; and components for in vitro diagnostic test kits and microarrays. SurModics is headquartered in Eden Prairie, Minnesota. For more information about the Company, visit http://www.surmodics.com. The content of SurModics’ website is not part of this press release or part of any filings that the Company makes with the SEC.

Safe Harbor for Forward-Looking Statements
This press release contains forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, such as those regarding the Company’s performance in the near- and long-term and the ability of our strategic initiatives and other investments to provide growth, our positioning as a result of the organizational changes, and anticipated savings, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated, including (1) reliance on third parties (including our customers and licensees) and their failure to successfully develop, obtain regulatory approval for, market and sell products incorporating our technologies may adversely affect our business operations, our ability to realize the full potential of our pipeline, and our ability to achieve our corporate goals; (2) possible adverse market conditions and possible adverse impacts on our cash flows, and (3) the factors identified under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended September 30, 2012, and updated in our subsequent reports filed with the SEC. These reports are available in the Investors section of our website at www.surmodics.com and at the SEC website at www.sec.gov. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events.

CONTACT:
SurModics, Inc.
Andy LaFrence, 952-500-7000
Vice President of Finance and Chief Financial Officer